UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):     February 28, 2005

NATIONAL CITY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10074	34-1111088
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1900 East Ninth Street, Cleveland, Ohio	44114-3484

(Address of Principal Executive Offices)	(Zip Code)

(216) 222-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On February 28, 2005, at a regular meeting of the Board of Directors of National City Corporation, the Board adopted an amendment to the First Restatement of By-Laws of National City Corporation to change Section 1 of Article III (Directors) to (i) state that no person is eligible for election as a director if such person, on February 1 of the year of the election, is past his or her 68th birthday and (ii) delete the exception for directors up to age 70 who are serving as the chief executive officer of a nationally recognized business corporation, educational institution or not-for-profit organization.

     Previously, the By-Laws stated that no person is eligible for election as a director if such person, on February 1 of the year of the election, is past his or her 67th birthday, provided, however, that the board of directors may determine that a person up to age 70 is eligible for election as a director when such person is serving as the chief executive officer of a nationally recognized business corporation, educational institution, or not-for-profit organization.

     A copy of the First Restatement of By-Laws, Adopted April 27, 1987 (As Amended Through February 28, 2005), is filed as Exhibit 3(ii) to this Form 8-K and is incorporated herein by reference. The summary of the amendment to the First Restatement of By-Laws contained herein is in all respects subject to the complete text of the By-Laws.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: Not applicable

(b)	Pro Forma Financial Information: Not applicable

(c)	Exhibits: 3(ii) — National City Corporation First Restatement of By-Laws, Adopted April 27, 1987 (As Amended Through February 28, 2005)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National City Corporation

(Registrant)

Dated: February 28, 2005	By /s/ Carlton E. Langer

Carlton E. Langer, Vice President
and Assistant Secretary

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